SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2001

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada 0-18590 84-1133368

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

601 Corporate Circle

Golden, CO 80401

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On October 31, 2001, the board of directors of Good Times Restaurants Inc. amended its Shareholder Rights Plan to extend the expiration date to September 30, 2002. The extension of the term of the Shareholder Rights Plan and the rights thereunder was not in response to any known effort to acquire Good Times Restaurants.

Item 7. Financial Statements and Exhibits.

(a) None.

(b) None.

(c) The following exhibit is furnished as part of this report:

Exhibit 4.3 Amendment No. 2 dated October 31, 2001 to the Good Times Restaurants Inc. Shareholder Rights Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: October 31, 2001

By: /s/ Boyd E. Hoback

President and Chief Executive Officer